UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2012

General Electric Company
(Exact name of registrant as specified in its charter)

New York	001-00035	14-0689340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3135 Easton Turnpike, Fairfield, Connecticut		06828-0001
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (203) 373-2211

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

General Electric Company is furnishing this Form 8-K to provide revised unaudited summary segment financial information for each of the three complete quarters of 2012, each of the quarters of 2011 and the years ended December 31, 2011, 2010 and 2009, to reflect the results of our segment reorganization that became effective in the fourth quarter of 2012.

As previously announced, effective October 1, 2012, GE reorganized its Energy Infrastructure businesses into three stand-alone businesses – Power & Water, Oil & Gas and Energy Management.  During the fourth quarter of 2012, GE also reorganized its Home & Business Solutions segment to transfer its Intelligent Platforms business to Energy Management.

As a result of this reorganization, our eight operating segments as of October 1, 2012, are as follows:

•	Power & Water – our Power & Water business previously in Energy Infrastructure

•	Oil & Gas – our Oil & Gas business previously in Energy Infrastructure

•	Energy Management – our Energy Management business previously in Energy Infrastructure and our Intelligent Platforms business previously in Home & Business Solutions

•	Home & Business Solutions – our Appliances and Lighting businesses

•	Aviation – unchanged

•	Healthcare – unchanged

•	Transportation – unchanged

•	GE Capital – unchanged

In this Form 8-K, we are providing prior-period reclassified segment information resulting from these organizational changes.  GE’s consolidated financial statements covering periods beginning on October 1, 2012 will reflect modifications to our previous reportable segments resulting from this reorganization, including reclassification of all comparative prior period segment information.

The information furnished pursuant to Item 7.01, including Exhibit 99, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and exhibits.
Exhibit 99 – Unaudited revised summary operating segment financial information for General Electric Company and its consolidated affiliates for each of the three completed quarters of 2012, each of the four quarters of 2011 and the years ended December 31, 2011, 2010 and 2009.

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 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Company
(Registrant)

Date: December 12, 2012	/s/ Jamie S. Miller
Jamie S. Miller Vice President and Controller

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